UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2020

BIOMX INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-38762	82-3364020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Pinhas Sapir St., Floor 2
Ness Ziona, Israel	7414002
(Address of Principal Executive Offices)	(Zip Code)

(+972) 72 394 2377

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value, included as part of the Unit	PHGE	NYSE American
Warrants included as part of the Units	PHGE.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2020, BiomX Inc., or the registrant, entered into an Open Market Sale AgreementSM, or the Sale Agreement, with Jefferies LLC, or Jefferies, as agent, pursuant to which the registrant may issue and sell shares of its common stock having an aggregate offering price of up to $50 million from time to time through Jefferies.

Any sales of shares of common stock pursuant to the Sale Agreement will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-251151), or the Registration Statement, and the prospectus contained therein, filed on December 4, 2020, after such Registration Statement is declared effective by the Securities and Exchange Commission.  Jefferies may sell common stock (A) in negotiated transactions with our consent or (B) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including block transactions, sales made directly on the NYSE American or sales made into any other existing trading market for the registrant’s common stock. Subject to the terms and conditions of the Sale Agreement, Jefferies will use its commercially reasonable efforts to sell the shares of the registrant’s common stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). The registrant will pay to Jefferies a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of common stock by Jefferies under the Sale Agreement. The registrant and Jefferies have also provided each other with customary indemnification rights.

The registrant is not obligated to make any sales of common stock under the Sale Agreement and no assurance can be given that it will sell any shares under the Sale Agreement, or, if it does, as to the price or number of shares that it will sell, or the dates on which any such sales will take place. The Sale Agreement may be terminated by either party as set forth in the Sale Agreement.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registration Statement relating to the common stock to be offered and sold under the Sale Agreement has been filed with the Securities and Exchange Commission but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Open Market Sale AgreementSM, dated December 4, 2020, between the registrant and Jefferies LLC (incorporated by reference to Exhibit 1.2 of the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 4, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

By:	/s/ Jonathan Solomon
Name:	Jonathan Solomon
Title:	Chief Executive Officer

Date: December 4, 2020

2